Exhibit 10.8

[   ], 2022

Stone Capital Partners LLC
c/o Venable LLP

1270 Avenue of Americas, 24th Floor

New York, NY 10020

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of Translational Development Acquisition Corp.’s (the “Company”) securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Stone Capital Partners LLC shall, or shall cause its affiliates to, make available to the Company certain office space, utilities, secretarial support and other administrative support and services as may be required by the Company from time to time, situated at [   ] (or any successor location). In exchange therefore, the Company shall pay Stone Capital Partners LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Stone Capital Partners LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

TRANSLATIONAL DEVELOPMENT ACQUISITION CORP.

By:
	Name:	Michael B. Hoffman
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

STONE CAPITAL PARTNERS LLC

By:
	Name:	Michael B. Hoffman
	Title:	Managing Member

[Signature Page – Administrative Services Agreement]